Exhibit 99.2

MuniMae Reports 2004 First Quarter Results of Operations

29th Consecutive Increase in Distributions

BALTIMORE (May 3, 2004) – Municipal Mortgage & Equity, LLC (NYSE:MMA), known as MuniMae, reported net income allocated to common shares of $1.2 million for the quarter ended March 31, 2004 compared to $13.9 million for the same period in 2003. Diluted earnings per share were 0.04 for the quarter, compared to $0.50 for the same period in 2003.

The Company reported Cash Available for Distribution (“CAD”) per common share of $0.37 for the quarter ended March 31, 2004, a decrease of 26% as compared with CAD per common share of $0.50 for the same period in 2003. (The Company uses CAD as its primary measure of performance and believes it to be illustrative of its distribution-paying ability. CAD differs from net income because of variations between GAAP income and actual cash received. These variations are described in the note to the attached calculation of CAD statement.)

MuniMae Chairman and CEO Mark K. Joseph, commenting on the results, stated, “We are very pleased with the Company’s results for the first quarter. As we had previously advised our investors, we expected first quarter results to come in below the prior-year figures due to seasonality in our tax credit equity syndication business, which we significantly expanded through a July 2003 acquisition. While our CAD per share for the first quarter of 2004 did come in below the prior-year results, it significantly exceeded our expectations. This was largely due to strong results in our tax credit equity unit during the quarter. Based in part on the Company’s results and our outlook for the remainder of the year, our Board of Directors recently raised the quarterly distribution to holders of our common shares to $0.4575, an increase of 3% over the same period in 2003.”

Summary Results – GAAP

The table below summarizes the Company’s results for the quarters ended March 31, 2004 and 2003:

	First Quarter
	2004	2003
Net Income to Common Shares ($ millions)	$1.2	$13.9
Per Share Results
Basic ($)	$0.04	$0.51
Diluted ($)	$0.04	$0.50

The attached unaudited condensed consolidated statements of income represent the GAAP results of operations of the Company for the three-month periods ended March 31, 2004 and 2003.

Summary Results – CAD

For the first quarter of 2004, CAD to common shares was $13.0 million. The 2004 first quarter per share distribution to common shareholders of $0.4575 represents a payout ratio of 122.6%. As a result of seasonality in its various lines of business, the Company expects to continue to experience, in the first two fiscal quarters of the year, payout ratios higher than those of the corresponding prior-year periods.

	First Quarter
	2004	2003	Change
CAD to Common Shares ($ millions)	$13.0	$14.4	- 9.7%
CAD per Common Share ($)	$0.37	$0.50	-26.0%

The attached calculation of CAD represents the Company’s cash available for distribution measure for the three-month periods ended March 31, 2004 and 2003. A reconciliation of GAAP net income to CAD to common shares is attached.

First Quarter Distribution

MuniMae’s first quarter distribution to common shareholders of $0.4575 annualizes to $1.83 per share. Based on the May 3, 2004 closing share price of $23.78, MuniMae common shares have an annualized yield to shareholders of 7.7%. The record date for the first quarter distribution is May 3, 2004 and the pay date is May 14, 2004.

About Municipal Mortgage & Equity

MuniMae and its subsidiaries originate, service and asset manage investments in multifamily debt and equity for its own account and on behalf of others. MuniMae conducts these operations through its subsidiary, MMA Financial, LLC. As of March 31, 2004, assets under management totaled $8.6 billion secured by 2,179 properties containing 232,954 units in 49 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. For its proprietary accounts, MuniMae primarily holds tax-exempt multifamily housing bonds. This on-balance sheet portfolio of tax-exempt bonds is secured by 159 properties containing 36,709 units in 28 states. For a portion of these bonds, MuniMae participates in the performance of the underlying properties.

MuniMae is organized as a limited liability company. This structure allows MuniMae to combine the limited liability, governance and management characteristics of a corporation with the pass-through income features of a partnership. As a result, the tax-exempt income derived from certain investments remains tax-exempt when passed through to shareholders. Distributions to shareholders are normally declared quarterly and paid in February, May, August and November.

The calculation of Cash Available for Distribution is the basis for the determination of the Company’s quarterly distributions to common shares, is used by securities analysts and is presented as a supplemental measure of the Company’s performance. The calculation is not approved by the Securities and Exchange Commission nor is it required by GAAP and should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity. The Company believes that Cash Available for Distribution provides relevant information about its operations and is necessary, along with net income, for understanding its operating results.

This press release contains statements, including those about prospective distributions and the tax-exempt nature of those distributions, that are forward looking in nature and reflect management’s current views with respect to future events and financial performance. These statements are subject to many uncertainties and risks and should not be considered guarantees of future performance. This press release does not constitute an offer to sell any securities of Municipal Mortgage & Equity, LLC.

Actual results may vary materially from projected results based on a number of factors, including the actual performance of the properties pledged as collateral for the portfolio, general conditions in the local real estate markets in which the properties are located and prevailing interest rates.

Contacts
Investor Relations:
Angela Richardson, 888/788-3863
www.mmafin.com

MUNICIPAL MORTGAGE & EQUITY, LLC
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(unaudited)

	For the three months ended
	March 31,
	2004	2003
INCOME:
Interest income
Interest on bonds and residual interests in bond securitizations	$19,178	$15,985
Interest on loans	10,283	9,503
Interest on short-term investments	223	192

Total interest income	29,684	25,680

Fee income
Syndication fees	3,751	1,411
Origination fees	917	698
Loan servicing fees	1,881	1,909
Asset management and advisory fees	6,166	1,076
Guarantee fees	1,853	111
Other income	1,837	2,086

Total fee income	16,405	7,291

Net gain on sales	3,307	1,278

Total income	49,396	34,249

EXPENSES:
Interest expense	14,880	10,368
Interest expense on preferred shares	3,046	—
Salaries and benefits	13,059	5,966
General and administrative	3,920	1,656
Professional fees	1,494	989
Amortization of intangibles	1,612	389

Total expenses	38,011	19,368

Net holding gains (losses) on derivatives	(2,355)	2,873
Impairments and valuation allowances related to investments	(300)	—
Net losses from equity investments in partnerships	(10,511)	(747)

Net income before income taxes, income allocated to preferred shareholders in a subsidiary company, and cumulative effect of accounting change	(1,781)	17,007
Income tax benefit (expense)	2,510	(68)

Net income before income allocated to preferred shareholders in a subsidiary company and cumulative effect of accounting change	729	16,939
Income allocable to preferred shareholders in a subsidiary company	—	(2,994)

Net income before cumulative effect of accounting change	729	13,945
Cumulative effect of a change in accounting principle	520	—

Net Income	$1,249	$13,945

Basic earnings per common share:
Earnings before cumulative effect of accounting change	$0.02	$0.51
Cumulative effect of a change in accounting principle	0.02	—

Basic earnings per common share	$0.04	$0.51

Weighted average common shares outstanding	33,301,337	27,342,870
Diluted earnings per common share:
Earnings before cumulative effect of accounting change	$0.02	$0.50
Cumulative effect of a change in accounting principle	0.02	—

Diluted earnings per common share	$0.04	$0.50

Weighted average common shares outstanding	33,679,188	27,681,511
Cash distribution per common share	$0.4575	$0.4450

MUNICIPAL MORTGAGE & EQUITY, LLC
RECONCILIATION OF GAAP INCOME TO CASH AVAILABLE FOR DISTRIBUTION
(In thousands)
(Unaudited)

	For the three months ended
	March 31,
	2004	2003
INCOME:
Interest income
Interest on bonds and residual interests in bond securitizations	$19,178	$15,985
Interest on loans	10,283	9,503
Interest on short-term investments	223	192

Total interest income	29,684	25,680

Fee income
Syndication fees	3,751	1,411
Origination fees	917	698
Loan servicing fees	1,881	1,909
Asset management and advisory fees	6,166	1,076
Guarantee fees	1,853	111
Other income	1,837	2,086

Total fee income	16,405	7,291

Net gain on sales	3,307	1,278

Total income	49,396	34,249

EXPENSES:
Interest expense	14,880	10,368
Interest expense on preferred shares	3,046	—
Salaries and benefits	13,059	5,966
General and administrative	3,920	1,656
Professional fees	1,494	989
Amortization of intangibles	1,612	389

Total expenses	38,011	19,368

Net holding gains (losses) on derivatives	(2,355)	2,873
Impairments and valuation allowances related to investments	(300)	—
Net gains (losses) from equity investments in partnerships	(10,511)	(747)
Income tax benefit (expense)	2,510	(68)
Income allocable to preferred shareholders in a subsidiary company	—	(2,994)

Net income from continuing operations	729	13,945
Cumulative effect of a change in accounting principle	520	—

Net income	$1,249	$13,945

Conversion to Cash Available for Distribution:
(1) Mark to market adjustments	$2,355	$(2,873)
(2) Equity investments	2,866	2,410
(3) Net gain on sales	(125)	(327)
(3) Amortization of capitalized mortgage servicing fees	403	352
(3) Amortization of asset management contracts	1,179	—
(4) Origination fees, syndication fees and other income, net	1,852	281
(5) Valuation allowances and other-than-temporary impairments	326	—
(6) Deferred tax expense	(2,514)	628
(7) Fund Income	5,930	—
(8) Change in Accounting Principle	(520)	—

Cash Available for Distribution (CAD)	$13,001	$14,416

Notes

(1) For GAAP reporting, the Company records the non-cash change in fair value of its investment in interest rate swaps and other derivative financial instruments through net income. These non-cash gains and losses are not included in the Company’s calculation of CAD.

(2) For GAAP reporting, the Company accounts for various investments in partnerships using the equity accounting method. As a result, the Company’s allocable share of the income or loss from the partnerships is reported in income (losses) from equity investments in partnerships. The income from these partnerships includes depreciation expense and changes in the fair value of investments in derivatives. For GAAP reporting, distributions are treated as a return of capital. For CAD reporting, the Company records the cash distributions it receives from the partnerships as other income.

(3) For GAAP reporting, the Company recognizes non-cash gains and losses and amortization of intangible assets, including (a) non-cash gains and losses associated with the sale of assets or capitalization of mortgage servicing rights; (b) amortization of mortgage servicing rights over the estimated life of the serviced loans; and (c) amortization of asset management contracts recorded in connection with a July 2003 acquisition. These non-cash items are not included in CAD.

(4) This adjustment reflects the net difference, for the relevant period, between fees reflected in income when received for CAD and the recognition of fees for GAAP. This line item reflects several types of income:

(a)	Origination fees and certain other income amounts, which are recognized as income when received for CAD purposes, but for GAAP reporting are amortized over the life of the associated investment.

(b)	Syndication fees, which are recognized as income when earned for CAD purposes, but for GAAP reporting a portion of the fee may be deferred until investors have paid in greater than 20% of their total capital contributions to the tax credit funds.

(c)	Guarantee fees, which are recognized as income when received for CAD purposes, but for GAAP reporting are recorded into income over the guarantee period.

(d)	Asset management fees, which are recognized as income when earned and collectible for CAD purposes, but for GAAP purposes are applied first to relieve accounts receivable recorded in conjunction with the July 2003 acquisition, and second as income consistent with the CAD revenue recognition.

(5) For GAAP reporting, the Company records valuation allowances and other-than-temporary impairments on its investments in loans, bonds and other bond-related investments. Such non-cash charges do not affect the cash flow generated from the operation of the underlying properties, distributions to shareholders, or the tax-exempt status of the income of the financial obligation under the bonds. Therefore, these items are not included in the calculation of CAD.

(6) For GAAP reporting, the Company’s income tax expense contains both a current and a deferred component. Only the Company’s current income tax expense is reflected in CAD.

(7) For those of the Company’s tax credit equity syndication funds in which the Company provides a guarantee or otherwise has continuing involvement in the underlying assets of the fund, GAAP accounting requires the Company to record the net income (loss) from the fund. This non-cash item is not reflected in CAD.

(9) As a result of the adoption of the company determined its residual interests in non-guaranteed tax credit equity funds represented an equity interest in a VIE and the Company was the primary beneficiary of the VIE and therefore, needed to consolidate the funds.

MUNICIPAL MORTGAGE & EQUITY, LLC
CALCULATION OF CASH AVAILABLE FOR DISTRIBUTION
(in thousands, except share and per share data)
(unaudited)

	For the three months ended
	March 31,
	2004	2003
SOURCES OF CASH:
Interest on bonds, residual interests in bond securitizations and loans	$28,859	$24,848
Interest on short-term investments	202	192
Syndication fees	4,733	1,411
Origination fees	1,970	1,160
Loan servicing fees	1,873	1,909
Asset management and advisory fees	6,166	1,076
Distributions from equity investments in partnerships	1,918	1,831
Other income	2,338	2,091
Net gain on sales	611	951

TOTAL SOURCES OF CASH	48,670	35,469

EXPENSES:
Interest expense	14,154	9,839
Interest expense — preferred shares (Note 1)	3,046	—
Salaries and benefits	13,059	5,966
Professional fees	1,494	989
General and administrative	3,913	1,825
Income tax expense (benefit)	3	(560)

TOTAL EXPENSES	35,669	18,059

CASH AVAILABLE FOR DISTRIBUTION	13,001	17,410

LESS:
Cash allocable to preferred shareholders in a subsidiary company (Note 1)	—	2,994

CASH AVAILABLE FOR DISTRIBUTION TO COMMON SHARES	$13,001	$14,416

CAD PER COMMON SHARE	$0.37	$0.50

CALCULATION OF CASH DISTRIBUTION:
CASH AVAILABLE FOR DISTRIBUTION TO COMMON SHARES	$13,001	$14,416

ACTUAL AMOUNT PAID	$15,940	$12,837

PAYOUT RATIO	122.6%	89.0%

COMMON SHARES OUTSTANDING	34,840,630	28,846,327

CASH DISTRIBUTION PER COMMON SHARE	$0.4575	$0.4450

Note 1: As the result of adopting Financial Accounting Standards Board Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“FAS 150”), as of July 1, 2003 the Company was required to reclassify its preferred shareholders’ equity of $160.5 million, recording the $168.0 million redemption obligation as a liability and the $7.5 million of preferred equity issue costs as an asset, to be amortized until the redemption dates, on the consolidated balance sheets. In addition, amounts previously classified as distributions paid to the preferred shareholders have been recorded as interest expense starting in the third quarter of 2003.

The primary differences between Net Income as calculated under generally accepted accounting principles (“GAAP”) and Cash Available For Distribution (“CAD”) result from the timing of income and expense recognition and non-cash events. These differences between CAD and GAAP income include the treatment of certain fees, which for CAD purposes are recognized when received but for GAAP purposes are amortized into income over the relevant period. In addition, there are differences related to non-cash gains and losses associated with bond valuations and sales, non-cash gains and losses associated with changes in market value of derivative financial instruments, amortization of goodwill and intangibles and capitalization of mortgage servicing rights, which are not included in the calculation of CAD.

The common shares outstanding reported for Cash Available for Distribution are the actual shares outstanding at the end of the quarter. For GAAP, the weighted average shares outstanding during the period are reported for the basic net income per share calculation. The weighted average shares outstanding for diluted net income per share include the potential dilutive effect from the exercise of options and vesting of deferred shares.

MUNICIPAL MORTGAGE & EQUITY, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	March 31,	December 31,
	2004	2003
ASSETS:
Investment in tax-exempt bonds and residual interests in bond securitizations	$1,097,764	$1,043,973
Loans receivable, net	541,516	497,884
Loans receivable held for sale	22,933	54,492
Investments in partnerships	1,624,073	282,492
Investment in derivative financial instruments	2,630	2,563
Cash, cash equivalents and interest receivable	58,317	67,669
Other assets	275,257	165,882
Goodwill and other intangible assets	133,485	134,664

TOTAL	$3,755,975	$2,249,619

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Notes payable	$867,478	$646,096
Short-term debt	374,376	371,881
Long-term debt	186,792	190,090
Preferred shares subject to mandatory redemption (Note 1)	168,000	168,000
Tax credit syndication guarantee liability	136,322	151,326
Investment in derivative financial instruments	17,709	15,287
Other liabilities	52,865	65,104
Minority interest in a subsidiary company	1,274,458	—
Shareholders’ equity	677,975	641,835

TOTAL	$3,755,975	$2,249,619

Note 1: As the result of adopting Financial Accounting Standards Board Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“FAS 150”), as of July 1, 2003 the Company was required to reclassify its preferred shareholders’ equity of $160.5 million, recording the $168.0 million redemption obligation as a liability and the $7.5 million of preferred equity issue costs as an asset, to be amortized until the redemption dates, on the consolidated balance sheets. In addition, amounts previously classified as distributions paid to the preferred shareholders have been recorded as interest expense starting in the third quarter of 2003.